                                                             Exhibit No. 10 (nn)

                   AMENDED AND RESTATED EMPLOYMENT AGREEMENT
                   -----------------------------------------


       THIS AGREEMENT is made as of the 1st day of July, 1997, by and between ICF Kaiser International, Inc., a Delaware corporation (the "Company"), on the one hand, and Kenneth L. Campbell, a resident of Fairfax County, Virginia (the "Executive"), on the other hand.

       WHEREAS, ICF Kaiser desires to employ Executive in a new position, and Executive desires to assume such new position, on the terms and conditions set forth herein;

       NOW, THEREFORE, in consideration of the premises and the mutual agreements made herein, and intending to be legally bound hereby, the Company, on the one hand, and Executive, on the other hand, agree as follows:

       1.   Employment Period; Duties.
            --------------------------

            The Company shall employ the Executive to serve as Executive Vice President and Chief Financial Officer of the Company for a period of three years commencing July 1, 1997 (the "Employment Period").

       2.   Compensation and Fringe Benefits.
            ---------------------------------

            (a)     Base Compensation.  For the period from the beginning of the
                    ------------------
Employment Period to June 30, 1998, the Company shall pay Executive a base salary at the rate of $270,000 per year; for the period July 1, 1998 to June 30, 1999, the Company shall pay Executive a base salary at the rate of $285,000 per year; for the period July 1, 1999, to June 30, 2000, the Company shall pay Executive a base salary at the rate of $300,000 per year, all in accordance with the Company's regular practice for compensating senior management personnel.

            (b)     Bonus Compensation. The Company shall grant to Executive
                    -------------------
30,000 shares of the Company's common stock, par value $0.01 per share ("Common Stock"), pursuant to the Company's Stock Incentive Plan. Such shares shall not vest, and shall not be transferable, unless Executive remains as an employee of the Company through and including July 1, 1999, provided that such shares shall vest and become immediately transferable if at any time prior to July 1, 1999,
(a) Executive's employment by the Company is terminated (i) by the Company for any reason other than "cause" (as defined in Section 5 below), (ii) by Executive for "good reason" (as defined in Section 5 below), or (iii) by Executive in order to accept employment at a total compensation substantially in excess of that provided by the Employment Agreement, as amended, provided that the Company has been given the opportunity to match substantially such higher total compensation and has declined to do so, or (b) Executive dies or becomes disabled (as defined in Section 6 below). For calendar year 1997, the Executive will participate in the Long-Term Incentive Compensation Plan for Senior Executives and the Annual Incentive Compensation Plan for Senior Executives as described in Attachment A; any bonus is dependent upon the Company's achievement of its profit target and the Executive's personal achievement of performance criteria associated with his position and shall be pro-rated to adjust for the portion of the year that Executive was employed by the Company. For future years (calendar year 1998 and beyond), any bonus will be determined by the Compensation Committee of the Board of Directors. Bonus awards may be comprised of cash, stock options and/or restricted stock.

            (c)     Fringe Benefits.  The Executive shall be entitled to such
                    ----------------
fringe benefits as are generally made available by the Company to senior management personnel. Such benefits shall include participation in the Company's defined contribution retirement plan, Section 401(k) Plan, and health, term life and disability insurance programs. The Executive also will be reimbursed for reasonable expenses incurred in connection with travel and entertainment related to the Company's business and affairs which will be paid by the Company in a manner, consistent with past practice and as amended by any subsequent changes of Company Policy. For the retirement plan, credit will be given for prior years of service for purpose of vesting.

       3.   Stock Options.
            --------------

            (a) On or before May 2, 1997, the Company will grant to the Executive non-qualified stock options under the Company's Consultants, Agents, and Part-time Employees Stock Plan to purchase 100,000 shares of Common Stock, at a purchase price equal to the average of the closing prices of the Common Stock on the New York Stock Exchange on each of the 20 days ending the day immediately preceding the grant date. Such options will be represented by a Stock Option Agreement in the form customarily used by the Company for such agreements, containing the following provisions:

            (i)     Option Term.  The options will expire at five years from
                    -----------
date of grant. All unexercised vested options shall expire 90 days after the Executive ceases being employed by the Company for any reason.

            (ii)    Vesting.  Twenty-five percent (25%) of the options vest on
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each of July 1, 1998, 1999, 2000 and 2001.

            (iii)   Exercise.  Subject to applicable securities laws and
                    --------
regulations, all vested options are exercisable at any time prior to their expiration.


            (b) If the price per share of the Common Stock (as adjusted for splits, reverse spits or stock dividends) on July 1, 1999, (or if the Common Stock is not publicly traded on July 1, 1999, on the first day thereafter that shares of Common Stock are publicly traded) is less than $6.00, the Company shall grant to the Executive on July 2, 1999, non-qualified stock options under the Company's Stock Incentive Plan to purchase an additional 100,000 shares of the Company's common stock, par value $0.01 per share ("Common Stock"), at a purchase price equal to the average of the closing prices of the Common Stock on the New York Stock Exchange on each of the 20 days ending on the day immediately preceding the grant date. Such options will be represented by a Stock Option Agreement in the form customarily used by the Company for such agreements, containing the following provisions:

            (i)     Option Term.  The options expire 5 years from the date of
                    -----------
grant. All unexercised vested options shall expire 90 days after the Executive ceases being employed by the Company for any reason.

            (ii)    Vesting. The options vest as follows:
                    -------

                                                                   # of Options
                  Grant Date              Vesting Date                Vested
                  ----------              ------------             ------------
                  07/02/99                  07/02/99                  50,000
                  07/02/99                  07/01/00         addt'l   25,000
                  07/02/99                  07/01/01         addt'l   25,000


            (iii)   Exercise.  Subject to applicable securities laws and
                    --------
regulations, all vested options are exercisable at any time prior to their expiration.

       4.   Restrictions on Certain Activities
            ----------------------------------

            (a)     Restrictions in Respect of Company Securities.  Executive
                    ---------------------------------------------
agrees that for a period commencing the first day of the Employment Period and running through one year following termination of the Executive's employment by the Company for any reason, whether by action of the Executive or the Company (the "Restriction Period"), the Executive will not:

                          (i)    acquire, directly or indirectly, or serve as an
employee, director, officer, manager, partner, adviser, consultant or agent of any person, entity or group which acquires directly or indirectly, any voting securities of the Company if, following such acquisition, such Executive, together with his affiliates, or such person, entity or group would directly or indirectly be the Beneficial Owners under Rule 13d-3 under the Securities Exchange Act of 1934 of voting securities of the Company representing in the aggregate more than 20% of the total combined voting power of all issued and outstanding securities of the Company; or

                          (ii)   solicit proxies or become a "participant" in a
"solicitation" (as such terms are defined in Regulation 14A under the Exchange
Act) in opposition to any recommendation of the Board of Directors of the Company.

            (b)     Non-Solicitation of Employees. During the Restriction
                    -----------------------------
Period, the Executive will not (for his own benefit or for the benefit of any person or entity other than the Company) solicit, or assist any person or entity other than the Company to solicit, any officer, director, executive or employee of the Company to leave his or her employment.

            (c)     Investments.  Nothing in this Agreement shall be deemed to
                    -----------
prohibit the Executive from owning equity or debt investments in any corporation, partnership or other entity which is competitive with the Company, provided that such investments (i) are passive investments and constitute five
--------
percent (5%) or less of the outstanding equity securities of such an entity the equity securities of which are traded on a national securities exchange or other public market, or (ii) are approved by the Company.

       5.   Termination
            -----------

            (a) Either the Corporation or the Executive may terminate this Agreement, with or without "cause", upon 30 days' prior written notice.

            (b) In the event the Corporation elects to terminate this Agreement without "cause", or the Executive elects to terminate this Agreement for "good reason", subject to the provisions of Section 6, the Corporation shall pay to the Executive, in addition to any amounts paid or payable under other provisions of this Agreement or any other agreements between the Corporation and the Executive, one of the following amounts: (i) a severance payment of $540,000 if the termination occurs within the first year of the Employment Period; (ii) a severance payment equal to the remaining term of whole months of the Employment Period times the average monthly base salary paid to the Executive for the 12-month period immediately preceding the termination if the termination occurs within the second year of the Employment Period; or (iii) a severance payment equal to 12 times the average monthly base salary paid to the Executive for the 12-month period immediately preceding the termination if the termination occurs within the third year of the Employment Period. Such severance will be issued in two cash payments (with deduction of such amount as may be required to be withheld under applicable law and regulations): one-half within ten working days of termination, the other one-half one year from the date of termination, provided the Executive has not breached Section 4 of this Agreement. In such event, all unvested options will vest in full on the effective date of termination and expire 90 days after the effective date of termination. Notwithstanding the provisions of the Annual Incentive Compensation Plan for Senior Executives or other bonus plan, if the Company terminates Executive without cause or if Executive terminates this Agreement for good reason, the Company shall pay Executive a bonus as provided in Section 2 (b) above for that year based on the following: if Executive is employed by the Company for at least one day and less than 183 days in the year, the Company shall pay Executive one half of the full year's bonus earned; and if Executive is employed by the Company for more than 182 days in the year, the Company shall pay Executive the full year's bonus earned. Any such bonus shall be paid when other similar bonuses are paid for that year. All other compensation and benefits provided for in this Agreement shall cease upon such termination.

            (c) In the event the Corporation terminates this Agreement for "cause" or the Executive terminates this Agreement without "good reason", the Executive's rights hereunder shall cease as of the effective date of such termination.

            (d) For purposes of this Agreement, the Executive shall be considered to have "good reason" to terminate this Agreement if (i) without his express written consent, the responsibilities, compensation or benefits of the Executive are substantially reduced (except in connection with the termination of his employment voluntarily by the Executive or by the Company for "cause" or under the circumstances described in Section 6 hereof), (ii) without the Executive's express written consent the Corporation's principal executive offices shall have been relocated outside the Washington, DC metropolitan area, or the Executive shall be based anywhere other than the Washington, DC metropolitan area (except for required travel on the Company's business, or (iii) a majority of the Board of Directors of the Company is not comprised of "Continuing Directors," where a "Continuing Director" of the Company as of any date means a member of the Board of Directors of the Company who (x) was a member of the Board of Directors of the Company on the effective date of this Agreement or (y) was nominated for election or elected to the Board of Directors of the Company with the affirmative vote of at least a majority of the directors who were Continuing Directors at the time of such nomination or election. For purposes of this Agreement, the Corporation shall have "cause" to terminate the Executive's employment hereunder upon (i) the continued, willful and deliberate failure of the Executive to perform his duties, in a manner substantially consistent with the manner prescribed by the Board of Directors or the Chief Executive Officer of the Corporation (other than any such failure resulting from his incapacity due to physical or mental illness), (ii) the engaging by the Executive in misconduct materially and demonstrably injurious to the Corporation, (iii) the conviction of the Executive of commission of a felony, whether or not such felony was committed in connection with the Corporation's business or (iv) the circumstances described in Section 6 hereof, in which case the provisions of Section 6 shall govern the rights and obligations of the parties.

       6.   Disability; Death.
            ------------------

            (a) If, prior to the expiration or termination of the Employment period, the Executive shall be unable to perform his duties by reason of disability or impairment of health for at least six consecutive calendar months, the Corporation shall have the right to terminate this Agreement by giving written notice to the Executive to that effect, but only if at the time such notice is given such disability or impairment is still continuing. After giving such notice, the Employment Period shall terminate with the payment of the Executive's base compensation for the month in which notice is given. In the event of a dispute as to whether the Executive is disabled within the meaning of this Section 6(a), either party may from time to time request a medical examination of the Executive by a doctor appointed by the Chief of Staff of a hospital selected by mutual agreement of the parties, or as the parties may otherwise agree, and the written medical opinion of such doctor shall be conclusive and binding upon the parties as to whether the Executive has become disabled and the date when such disability arose. The cost of any such medical examinations shall be borne by the Corporation.

            (b) If, prior to the expiration or termination of the Employment Period, the Executive shall die, the Corporation shall pay to the Executive's estate his base compensation through the end of the month in which the Executive's death occurred, at which time the Employment Period shall terminate without further notice and the Corporation shall have no further obligations hereunder.

            (c) Nothing contained in this Section 6 shall impair or otherwise affect any rights and interests of the Executive under any compensation plan or arrangement of the Corporation which may be adopted by the Board of Directors of the Corporation.

       7.   Other Terms and Conditions
            --------------------------

            The Company's Standard Terms and Conditions of Employment for Executive Personnel (Attachment B) is incorporated herein by reference.

       8.   Enforcement
            -----------

            Executive agrees that the Company's remedies at law for any breach or threat of breach by him of the provisions of Sections 2, 3 or 4 of Attachment B and Section 4 hereof will be inadequate, and that the Company shall be entitled to an injunction or injunctions to prevent breaches of the provisions of Sections 2, 3 or 4 of Attachment B and Section 4 hereof and to enforce specifically the terms and provisions thereof, in addition to any other remedy to which the Company may be entitled at law or equity.

       9.   Notices
            -------

            Any notice required or permitted under this Agreement shall be deemed to have been effectively made or given if in writing and personally delivered or mailed properly addressed in a sealed envelope, postage prepaid by certified or registered mail. Unless otherwise changed by notice, notice shall be properly addressed to Executive:

                       Kenneth L.  Campbell
                       9482 Deramus Farm Court
                       Vienna, Virginia  22182

and properly addressed to the Company is addressed to:


                       ICF Kaiser International, Inc.
                       9300 Lee Highway
                       Fairfax, Virginia  22031-1207
                       Attn:  James O. Edwards

with a copy to:

                       Paul Weeks II
                       Senior Vice President, Secretary
                        and General Counsel
                       ICF Kaiser International, Inc.
                       9300 Lee Highway
                       Fairfax, Virginia  22031-1207


       10.  Award to Prevailing Party in Dispute
            ------------------------------------

            In the event either of the parties to this Agreement commences any action or proceeding arising out of, or relating in any way to, this Agreement, the prevailing party shall be entitled to recover, in addition to any other relief awarded to such party, his or its costs, expenses and reasonable attorney's fees.

       11.  Miscellaneous
            -------------

            This Agreement, its Attachments, and the Option Agreement(s) constitute the entire agreement, and supersede all prior agreements, of the parties hereto relating to the subject matter hereof, and there are no written or oral terms or representations made by either party other than those contained herein. The validity, interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of Virginia. The headings contained herein are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.


       IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the day and year first written.

              Executive                        ICF Kaiser International, Inc.


        /s/ Kenneth L. Campbell                    /s/ James O. Edwards
     ----------------------------          -------------------------------------
     Kenneth L. Campbell                           James O. Edwards
                                                   Chairman and Chief
                                                   Executive Officer